Exhibit 99.1

14 November 2012

Embargoed until 7am

Carphone Warehouse Group plc

Interim results for the 6 months ended 30 September 2012

Encouraging H1 performance, return to LFL growth

•	Strong postpay momentum drives H1 like-for-like revenue growth of 1.6% for CPW Europe

•	Continued revenue and postpay subscriber growth for Virgin Mobile France

•	Group statutory PBT up 57% to £8.3m (2011: £5.3m)

•	Group Headline PBT up 30% to £8.6m (2011: £6.6m)

•	Group Headline EPS of 1.6p (2011: 1.3p), 20% growth

•	Interim dividend of 1.75p (2011: 1.75p) payable in December 2012

•	Reiterating full year guidance (EPS range 11.5p - 13.0p)

CPW Europe (50% joint venture)

•	H1 like-for-like revenue up 1.6% (Q2 like-for-like up 5.0%)

•	UK H1 like-for-like revenue up 5% (UK Q2 like-for-like up 10%)

•	Headline EBIT of £12.5m (2011: £20.0m), ahead of guidance, year-on-year affected by weak prepay market as previously highlighted

•	Full year expectations in line with previous guidance (EBIT range £130m - £150m)

Virgin Mobile France (46% joint venture)

•	H1 revenue growth of 9.2% at a constant currency

•	H1 postpay net adds of 80,000 (Q2 23,000)

•	H1 EBIT £8.1m (2011: £8.0m), in line with expectations

•	Full year guidance remains unchanged (revenue growth 5-10%; Headline EBIT broadly flat in Euros, before investment in quad-play)

A reconciliation of Headline results to statutory results is provided in note 4 to the financial review.

Roger Taylor, CEO said:

“We have delivered a good performance in a dynamic mobile market, with sales benefitting from our renewed focus and specific investment initiatives. As a result, we have substantially increased our market share of UK postpay volumes and, while the prepay market remains weak, we hope for an improvement in the second half as the product pipeline continues to broaden. In Continental Europe, we have also been exploring growth opportunities for the business through potentially long-term strategic partnerships. Virgin Mobile France has grown its revenue and postpay customer base, despite intense competition, and is starting to benefit as it moves its customers onto its Full MVNO infrastructure.

“Looking ahead, we reiterate our full year guidance, we continue to focus on operational execution across the business and we remain well-placed to benefit from a strong product cycle.”

Exhibit 99.1

Overview

The Group has worked hard on a number of initiatives over the past 6 months.

In our core business we have continued to drive postpay volumes with substantial market share gains in the UK, through our weekly 'Smart Deals' and key product launches. Postpay connections for the Group grew in H1 (with a particularly strong performance in Q2). Volume gains have been driven by investment in the proposition and this supports our strategy of long-term value creation through increasing scale. Although the prepay market remains weak (down 30-40% over the past 12 months), we expect an improvement in prepay for the second half of the year as the product pipeline continues to broaden. Total connections for the Group were down 11.5% in H1, affected by weak prepay, with the decline in connections abating in Q2 (down 5.6%) as compared with Q1 (down 17.8%).

As important as the product pipeline is to our performance, our in-store operational execution is imperative and here too we have been making significant progress.

By Christmas we will have c.280 Wireless World stores in the UK and key elements of the Wireless World format in the remaining 500 UK stores. Customer satisfaction scores are at an all-time high proving that the look and feel of our stores and the in-store service are resonating well with our customers.

We have also made significant progress with the reorganisation of CPW Europe in order to reshape the business and focus on our core proposition. Following the creation of an autonomous UK and Ireland business and standalone European markets, group functions have been reduced, resulting in considerable cost savings.

Virgin Mobile France grew revenue and its postpay customer base during the period despite intense competition. The business continues to transfer customers to its Full MVNO infrastructure with over 300,000 customers on this platform at the end of September.

Outlook

In CPW Europe we are encouraged by our market share gains and strong like-for-like performance in the first half and we reiterate guidance for the full year of £130m - £150m Headline EBIT as we continue to invest in the proposition and build on the momentum we are already seeing within the business.

While the industry and economic environment remain challenging, we have reasons to be optimistic. The product pipeline in postpay continues to excite consumers as smartphone technology further evolves, with good visibility now of 4G development across Europe. We are also hopeful of higher penetration of smartphones into the prepay category this Christmas as the range broadens and prices become more attractive.

CPW Europe is undergoing a restructuring process, mentioned above. We expect the reorganisation to bring significant benefits with annualised pre-tax savings of between £20m and £25m. The programme is expected to give rise to exceptional charges in the second half of the financial year, with provisional estimates of one-off pre-tax cash costs of between £20m and £25m, together with asset write-downs of between £5m and £10m, both of which will be excluded from Headline earnings.

In Europe we have been exploring growth opportunities for the business through partnerships. We have a number of trial stores running with potential partners and we are pleased with the performance of these stores so far. We will continue to explore these opportunities to gain scale in a number of our mainland European markets.

Virgin Mobile France's migration to Full MVNO continues to go well, providing the opportunity to enhance revenue, reduce costs and provide a more flexible strategic platform.

Exhibit 99.1

Analysts' presentation and webcast

There will be a presentation for investors and analysts at 9.00 am this morning at the offices of UBS Investment Bank, 1 Finsbury Avenue, London, EC2M 2PP.

The event will be audio webcast and the presentation slides will be available on our website, www.cpwplc.com.

Dial-in details - UK/International: +44 (0)20 3140 8286, USA: +1 646 254 3361, passcode 9448446
Seven day replay - UK/International: +44 (0)20 3427 0598, USA: +1 347 366 9565, passcode 9448446#.

Next announcement
The Group will provide an interim management statement for the third quarter of the current financial year on Thursday 24 January 2013.

For analyst and institutional enquiries

Kate Ferry, IR Director	07748 933 206
Kerry Becker, IR Manager	07748 910 861

For media enquiries

Shane Conway, Head of PR, CPW Europe	07932 199 659
Anthony Carlisle (Citigate Dewe Rogerson)	07973 611 888
020 7638 9571

Exhibit 99.1

Performance review

CPW Europe (50% stake)

Headline income statement (100% basis) *

	6 months ended 30 September 2012 £m	Restated * 6 months ended 30 September 2011 £m
Revenue	1,660.0	1,537.6
Gross margin	418.1	444.4
GM %	25.2%	28.9%
Operating expenses	(365.6)	(381.2)
EBITDA	52.5	63.2
Depreciation and amortisation	(40)	(43.2)
EBIT	12.5	20.0
EBIT%	0.8%	1.3%
Interest	(4.7)	(10)
Tax	(1.7)	(2.9)
PAT	6.1	7.1
Group share	3.0	3.5

* Prior year Headline results have been restated to exclude the results of businesses which have been discontinued. For further details see notes 4 and 6 to the financial review.

CPW Europe generated revenues of £1,660.0m, an increase of 8.0% year-on-year (2011: £1,537.6m). This growth was principally driven by our dealer business which helped to offset an adverse movement on foreign exchange and the absence of revenues from Phone House Belgium, which was sold in the second half of last year.

Revenues also benefitted from like-for-like growth of 1.6% in the first half, with the second quarter particularly strong at 5.0%, driven primarily by significant postpay growth in our UK business. Continuing the pattern seen in the second half of last year, increasingly attractive consumer propositions drove year-on-year growth in high-end smartphones, resulting in higher revenue per connection. Alongside this, the UK business' successful 'Smart Deal' promotions drove volume in the low-tier postpay segment.

As anticipated, the prepay market remained subdued during the first half of the year, reflecting reduced subsidies from network operators following regulatory cuts to mobile termination rates in 2011. We continue to expect increasingly attractive prepay smartphone propositions to come to market, and hope that this will reinvigorate this segment in the second half of the year.

As a result of continued weakness in the prepay segment, connection volumes dropped year-on-year by 11.5% from 5.0m to 4.4m.

CPW Europe opened or re-sited 69 stores and closed the same number, ending the period at 2,393 stores, the same number as at the beginning of the year. Within this portfolio, the number of franchise stores increased from 338 at March 2012 to 346 at the end of the period, primarily reflecting growth in France and Spain.

Exhibit 99.1

CPW Europe's gross margin percentage decreased by 370 basis points year-on-year to 25.2% (2011: 28.9%). The majority of this reduction reflects the increased low margin dealer activity, with gross margins on the core business down by approximately 180 basis points. This principally reflects a year-on-year increase in the proportion of high value smartphones, which have a lower gross margin percentage than lower value postpay, and a continuation of the pressure on gross margins in this category seen in the second half of last year. As we start to annualise against these patterns, we do not expect this reduction to be repeated in the second half of the year.

Operating expenses decreased by 4.1% year-on-year to £365.6m (2011: £381.2m) largely reflecting the effects of a weaker Euro and the absence of operating expenses from Phone House Belgium.

CPW Europe's Headline EBIT decreased from £20.0m to £12.5m, slightly better than expected and principally reflecting the year-on-year deterioration in the prepay market.

The interest charge for the period was £4.7m (2011: £10.0m). The prior period includes the write-off of facility fees relating to a receivables financing arrangement, which was replaced by a new revolving credit facility in July 2011. The reduction in the underlying interest charge year-on-year largely reflects lower margins payable under the new facility, together with lower underlying interest rates.

CPW Europe had an effective tax rate of 21.5% (2011: 29.0%). We expect the full year effective rate to be broadly in line with the rate in the first half, slightly higher than last year's full year rate of 18.5%, which reflected the resolution of various uncertainties during the year.

During the first half, CPW Europe undertook a review of its UK and Group organisational structure, with a view to simplifying group functions and giving more autonomy and accountability to individual business units. As a result of this exercise, we expect redundancy and other restructuring costs in the second half of the year.

CPW Europe is also reviewing its European operations and has announced plans to reduce its store portfolio and operating cost base in France, given the challenging mobile market conditions there. The current intention is to exit approximately 80 stores, subject to consultation with employee representatives.

Our provisional estimate is that these restructuring programmes will result in one-off pre-tax cash costs of between £20m and £25m, together with asset write-downs of between £5m and £10m, both of which will be excluded from Headline earnings. We expect these programmes to provide annualised pre-tax savings of between £20m and £25m.

Cash flow (100% basis)

	6 months ended 30 September 2012 £m	6 months ended 30 September 2011 £m
Headline EBITDA	52.5	63.2
Working capital	(91.1)	(134.7)
Capex	(36.7)	(44.2)
Operating free cash flow	(75.3)	(115.7)
Best Buy Mobile	—	45.0
Best Buy UK	(22.2)	(45.4)
Other	(14.2)	(15.6)
Movement in net debt	(111.7)	(131.7)
Opening net (debt) funds	(29.4)	131.7
Closing net debt	(141.1)	—

Headline EBITDA reduced year-on-year to £52.5m (2011: £63.2m) for the reasons described above.

Exhibit 99.1

The business saw the usual seasonal working capital outflow in the first half. The absorption of working capital was £91.1m in the period, down from £134.7m in the first half of last year, reflecting the first impact of newly negotiated payment structures with the network operators. We expect the benefit of these terms to build in the second half and continue to target a working capital inflow of over £100m for the full year.

Capex spend reduced to £36.7m (2011: £44.2m) principally reflecting fewer store openings during the period.

Cash outflows associated with Best Buy UK were £22.2m, predominantly reflecting property exit costs, the charge for which was booked during 2011-12. We expect further cash outflows in the region of £25m in the second half, as the remaining leases are assigned.

Other cash flows reflect interest and tax payments, and the settlement of incentive plans associated with Best Buy Mobile, the cost of which was booked during 2011-12.

At the end of the period, CPW Europe had net debt of £141.1m, up from £29.4m at the start of the period, reflecting the cash flows described above.

Virgin Mobile France (46.3% stake)

Headline income statement (100% basis) *

	6 months ended 30 September 2012 £m	6 months ended 30 September 2011 £m
Revenue	191.7	193.0
EBITDA	11.5	9.8
Depreciation and amortisation	(3.4)	(1.8)
EBIT	8.1	8.0
EBIT %	4.2%	4.1%
Interest	(0.8)	(1.5)
Taxation	(2.6)	(2.2)
PAT	4.7	4.3
Group share	2.3	2.0

* See note 6 to the financial review.

Virgin Mobile France revenue was broadly flat year-on-year on an actual currency basis at £191.7m (2011: £193.0m) reflecting underlying revenue growth offset by a weakening of the Euro year-on-year. Revenue at a constant currency was up by 9.2%, driven by continued growth in the postpay base and by mobile termination revenue, which was earned for the first time towards the end of the prior year. These factors helped to offset the effects of downward pressure on outbound ARPU caused by a highly competitive market.

While the total customer base was down year-on-year at 1.88m customers (2011: 2.01m) the postpay base, which is of significantly higher value, increased by 6.9% year-on-year to 1.42m (2011: 1.33m) and by 80,000 since March 2012. The business continues to perform strongly despite intense market competition, maintaining its focus on innovative propositions and high quality customer service to provide differentiation.

Virgin Mobile France has deliberately reduced focus on the low value prepay market, in which there is less visibility of returns on investment.

The level of investment in Virgin's quad-play proposition has been modest in the first half. The proposition remains in its infancy and has to date principally been used as a retention tool, although it provides the business with opportunities to develop its customer reach.

Exhibit 99.1

During the period the business continued to develop its Full MVNO infrastructure, which enables it to participate more fully in customer revenue streams, including termination revenues, and to reduce its operating costs. At the end of September over 300,000 customers were on this platform and the business remains on track to hit its target of 50% of customers on the Full MVNO by March 2013.

The business produced a Headline EBIT margin of 4.2% (2011: 4.1%) with an improved EBITDA margin offsetting the effect of increased depreciation and amortisation on the Full MVNO infrastructure.

Interest decreased year-on-year from £1.5m to £0.8m, reflecting lower average debt following loan repayments over the last 18 months.

The tax charge increased to £2.6m (2011: £2.2m) primarily reflecting the higher level of earnings described above.

Virgin Mobile France recorded amortisation on acquisition intangibles arising on the acquisition of Tele2 France, of which the Group's post-tax share is £0.3m (2011: £0.9m). This charge is excluded from Headline results to avoid distortion of underlying performance.

Cash flow (100% basis)

	6 months ended 30 September 2012 £m	6 months ended 30 September 2011 £m
EBITDA	11.5	9.8
Working capital	8.7	7.2
Capex	(12.2)	(5.9)
Operating free cash flow	8.0	11.1
Other	(1.7)	0.2
Movement in net debt	6.3	11.3
Opening net debt	(40.4)	(63.6)
Closing net debt *	(34.1)	(52.3)

* Comprises shareholder loans of £44.0m (2011: £57.2m) and net cash of £9.9m (2011: £4.9m).

EBITDA increased from £9.8m to £11.5m for the reasons described above. Capex increased year-on-year to £12.2m (2011: £5.9m) reflecting capex relating to the Full MVNO deferred from last year.

The business recorded a working capital inflow of £8.7m (2011: £7.2m) reflecting timing differences around the end of the period.

Other cash flows reflect interest and tax payments and the impact of foreign exchange.

Exhibit 99.1

Other Group financials

Headline income statement

	6 months ended 30 September 2012 £m	Restated 6 months ended 30 September 2011 £m

Revenue	5.4	2.8
Operating expenses	(3.3)	(3)
Joint ventures
– CPW Europe	3.0	3.5
– Virgin Mobile France	2.3	2.0
Interest	1.2	1.3
Profit before tax	8.6	6.6
Taxation	(1.2)	(0.7)
Profit after tax	7.4	5.9

Earnings per share	1.6p	1.3p

Revenue increased to £5.4m (2011: £2.8m) reflecting consultancy income associated with the disposal of the Group's interest in Best Buy Mobile. Operating expenses were £3.3m (2011: £3.0m) with the increase primarily reflecting incremental investment in Global Connect.

Net interest income for the period decreased to £1.2m (2011: £1.3m) principally reflecting a reduction in loans to Virgin Mobile France.

A tax charge of £1.2m arose in the period (2011: £0.7m) increasing in line with pre-tax profitability from wholly-owned operations.

Exhibit 99.1

Statutory results

	6 months ended 30 September 2012 £m	6 months ended 30 September 2011 £m
Headline profit after tax	7.4	5.9
Share of discontinued businesses within CPW Europe (post-tax)	—	(0.4)
Share of amortisation of acquisition intangibles within Virgin Mobile France (post-tax)	(0.3)	(0.9)
Statutory profit after tax	7.1	4.6

Earnings per share	1.5p	1.0p

Discontinued businesses within CPW Europe represent Best Buy Mobile and Best Buy UK, which were respectively disposed of and closed last year. The results of these businesses have been excluded from Headline results in order to provide visibility of the performance of the continuing business.

The Group's post-tax share of amortisation of acquisition intangibles in Virgin Mobile France was £0.3m (2011: £0.9m). This charge is excluded from Headline results to avoid distortion of underlying performance.

A reconciliation between Headline results and statutory results is provided in note 4 to the financial review.

Net funds and dividends

The Group closed the period with net funds of £81.0m, down from £102.7m at March 2012, and loans receivable from Virgin Mobile France of £21.2m, down from £24.3m at March 2012. Cash outflows during the period reflect distributions to shareholders of £48.3m, partially offset by the settlement of receivables, primarily from CPW Europe.

The Board has declared an interim dividend of 1.75p per share, in line with last year's interim distribution. The ex-dividend date is Wednesday 21 November 2012, with a record date of Friday 23 November 2012 and an intended payment date of Friday 14 December 2012.

Exhibit 99.1

FINANCIAL REVIEW

Condensed consolidated income statement (6 months ended 30 September 2012 and 30 September 2011)

		Headline	Non-Headline*	Statutory	Restated* Headline	Restated* Non-Headline*	Statutory
		6 months ended 30 September 2012			6 months ended 30 September 2011
		(Unaudited)			(Unaudited)
	Notes	£m	£m	£m	£m	£m	£m
Revenue	2	5.4	—	5.4	2.8	—	2.8
Cost of sales		—	—	—	—	—	—
Gross profit		5.4	—	5.4	2.8	—	2.8
Operating expenses		(3.3)	—	(3.3)	(3)	—	(3)
Share of results of joint ventures	2,6	5.3	(0.3)	5.0	5.5	(1.3)	4.2
Profit before interest, investment income and taxation		7.4	(0.3)	7.1	5.3	(1.3)	4.0
Interest income		1.0	—	1.0	1.4	—	1.4
Interest expense		—	—	—	(0.2)	—	(0.2)
Investment income		0.2	—	0.2	0.1	—	0.1
Profit before taxation		8.6	(0.3)	8.3	6.6	(1.3)	5.3
Taxation		(1.2)	—	(1.2)	(0.7)	—	(0.7)
Net profit for the period		7.4	(0.3)	7.1	5.9	(1.3)	4.6

Earnings per share
Basic	5	1.6p		1.5p	1.3p		1.0p
Diluted	5	1.5p		1.5p	1.2p		1.0p

* Non-Headline items comprise the results of businesses which have been discontinued by the Group's joint ventures, and amortisation of acquisition intangibles. Prior year Headline results have been restated to exclude the results of businesses which have been discontinued by the Group's joint ventures. A reconciliation of Headline results to statutory results is provided in note 4.

Exhibit 99.1

Condensed consolidated income statement (6 months ended 30 September 2012 and year ended 31 March 2012)

		Headline	Non-Headline*	Statutory	Headline	Non-Headline*	Statutory
		6 months ended 30 September 2012			Year ended 31 March 2012
		(Unaudited)			(Audited)
	Notes	£m	£m	£m	£m	£m	£m
Revenue	2	5.4	—	5.4	6.4	—	6.4
Cost of sales		—	—	—	—	—	—
Gross profit		5.4	—	5.4	6.4	—	6.4
Operating expenses		(3.3)	—	(3.3)	(5.4)	(20.6)	(26)
Share of results of joint ventures	2,6	5.3	(0.3)	5.0	54.4	(88.5)	(34.1)
Profit (loss) before interest, investment income and taxation		7.4	(0.3)	7.1	55.4	(109.1)	(53.7)
Interest income		1.0	—	1.0	2.9	—	2.9
Interest expense		—	—	—	(0.2)	—	(0.2)
Investment income		0.2	—	0.2	0.2	813.0	813.2
Profit before taxation		8.6	(0.3)	8.3	58.3	703.9	762.2
Taxation		(1.2)	—	(1.2)	(0.6)	0.9	0.3
Net profit for the period		7.4	(0.3)	7.1	57.7	704.8	762.5

Earnings per share
Basic	5	1.6p		1.5p	12.6p		167.0p
Diluted	5	1.5p		1.5p	12.1p		159.6p

* Non-Headline items comprise exceptional items, the results of businesses which have been discontinued by the Group's joint ventures, and amortisation of acquisition intangibles. A reconciliation of Headline results to statutory results is provided in note 4.

Exhibit 99.1

Condensed consolidated statement of comprehensive income

	6 months ended 30 September 2012 (Unaudited)	6 months ended 30 September 2011 (Unaudited)	Year ended 31 March 2012 (Audited)
	£m	£m	£m
Net profit for the period	7.1	4.6	762.5
Currency translation	(7.2)	(6.6)	(11.9)
Total recognised income and expenses for the period	(0.1)	(2)	750.6

Condensed consolidated statement of changes in equity

6 months ended 30 September 2012

	Share capital	Share premium reserve	Accumulated profits	Translation reserve	Demerger reserve	Capital redemption reserve	Total
	£m	£m	£m	£m	£m	£m	£m
At the beginning of the period	33.4	170.0	697.8	0.1	(750.2)	556.9	708.0
Total recognised income and expenses for the period	—	—	7.1	(7.2)	—	—	(0.1)
Redemption of shares	(32.9)	—	(32.9)	—	—	32.9	(32.9)
Equity dividends	—	—	(15.4)	—	—	—	(15.4)
Capital reduction	—	—	589.8	—	—	(589.8)	—
Share of other reserve movements of joint ventures	—	—	0.8	—	—	—	0.8
At the end of the period	0.5	170.0	1,247.2	(7.1)	(750.2)	—	660.4

6 months ended 30 September 2011

	Share capital	Share premium reserve	Accumulated profits	Translation reserve	Demerger reserve	Capital redemption reserve	Total
	£m	£m	£m	£m	£m	£m	£m
At the beginning of the period	0.5	754.0	741.7	12.0	(750.2)	—	758.0
Total recognised income and expenses for the period	—	—	4.6	(6.6)	—	—	(2)
Equity dividends	—	—	(22.7)	—	—	—	(22.7)
Net purchase of own shares	—	—	(7)	—	—	—	(7)
Tax on items recognised directly in reserves	—	—	(0.2)	—	—	—	(0.2)
Share of other reserve movements of joint ventures	—	—	0.5	—	—	—	0.5
Net movement in relation to share schemes	—	—	0.7	—	—	—	0.7
At the end of the period	0.5	754.0	717.6	5.4	(750.2)	—	727.3

Exhibit 99.1

Year ended 31 March 2012

	Share capital	Share premium reserve	Accumulated profits	Translation reserve	Demerger reserve	Capital redemption reserve	Total
	£m	£m	£m	£m	£m	£m	£m
At the beginning of the year	0.5	754.0	741.7	12.0	(750.2)	—	758.0
Total recognised income and expenses for the year	—	—	762.5	(11.9)	—	—	750.6
Issue of shares	589.8	(584)	—	—	—	—	5.8
Redemption of shares	(556.9)	—	(556.9)	—	—	556.9	(556.9)
Equity dividends	—	—	(253.6)	—	—	—	(253.6)
Net purchase of own shares	—	—	(16)	—	—	—	(16)
Tax on items recognised directly in reserves	—	—	(0.2)	—	—	—	(0.2)
Share of other reserve movements of joint ventures	—	—	0.7	—	—	—	0.7
Net movement in relation to share schemes	—	—	19.6	—	—	—	19.6
At the end of the year	33.4	170.0	697.8	0.1	(750.2)	556.9	708.0

Condensed consolidated balance sheet

		30 September 2012 (Unaudited)	30 September 2011 (Unaudited)	31 March 2012 (Audited)
	Notes	£m	£m	£m
Non-current assets
Property, plant and equipment		65.6	67.4	66.1
Non-current asset investments		0.1	0.1	0.1
Interests in joint ventures	6	531.0	582.1	535.5
Deferred tax assets		1.2	1.1	1.3
		597.9	650.7	603.0
Current assets
Trade and other receivables		2.3	6.3	21.3
Cash and cash equivalents		81.0	97.1	102.7
		83.3	103.4	124.0
Total assets		681.2	754.1	727.0
Current liabilities
Trade and other payables		(10.8)	(13.5)	(10.1)
Corporation tax liabilities		(1.1)	(1.8)	—
Provisions		(8.9)	(11.5)	(8.9)
Total liabilities		(20.8)	(26.8)	(19)
Net assets		660.4	727.3	708.0

Equity
Share capital		0.5	0.5	33.4
Share premium reserve		170.0	754.0	170.0
Accumulated profits		1,247.2	717.6	697.8
Translation reserve		(7.1)	5.4	0.1
Demerger reserve		(750.2)	(750.2)	(750.2)
Capital redemption reserve		—	—	556.9
Funds attributable to equity shareholders		660.4	727.3	708.0

Approved by the Board of Carphone Warehouse Group plc
13 November 2012

Exhibit 99.1

Condensed consolidated cash flow statement

	6 months ended 30 September 2012 (Unaudited)	6 months ended 30 September 2011 (Unaudited)	Year ended 31 March 2012 (Audited)
	£m	£m	£m
Operating activities
Profit (loss) before interest, investment income and taxation	7.1	4.0	(53.7)
Adjustments for non-cash items:
Share-based payments	—	0.7	14.9
Non-cash movements on joint ventures	(5)	(4.2)	34.1
Depreciation	0.6	0.5	1.0
Impairment	—	—	0.8
Operating cash flows before movements in working capital	2.7	1.0	(2.9)
Decrease (increase) in trade and other receivables	19.0	0.2	(4.2)
Increase (decrease) in trade and other payables	0.7	(2.3)	—
Decrease in provisions	—	(1.7)	(4.3)
Cash flows from operating activities	22.4	(2.8)	(11.4)
Taxation paid	—	—	(0.9)
Net cash flows from operating activities	22.4	(2.8)	(12.3)
Investing activities
Investment income received	0.2	0.1	813.2
Interest received	1.0	1.4	2.9
Acquisition of property, plant and equipment	(0.1)	(0.5)	(0.5)
Net receipts from joint ventures	2.1	7.4	9.9
Cash flows from investing activities	3.2	8.4	825.5

Financing activities
Settlement of financial instruments	1.0	0.8	1.5
Net purchase of own shares	—	(7)	(27.7)
Equity dividends paid	(15.4)	(22.7)	(253.6)
Shares redeemed	(32.9)	—	(556.9)
Interest paid	—	(0.2)	(0.2)
Repayment of VES loans	—	—	5.8
Cash flows from financing activities	(47.3)	(29.1)	(831.1)

Net decrease in cash and cash equivalents	(21.7)	(23.5)	(17.9)
Cash and cash equivalents at the start of the period	102.7	120.6	120.6
Cash and cash equivalents at the end of the period	81.0	97.1	102.7

Exhibit 99.1

1 Basis of preparation and accounting policies

General information

A copy of the Carphone Warehouse Group plc annual report for the year ended 31 March 2012 (“Annual Report”) can be found on the Group's website www.cpwplc.com and a copy has been delivered to the Registrar of Companies. The report of the Group's auditors was unqualified, did not draw attention to any matters by way of emphasis and did not contain a statement under section 498(2) or (3) of the Companies Act 2006. The information included in this document for the year ended 31 March 2012 does not constitute statutory accounts as defined in section 434 of the Companies Act 2006. The financial statements for the 6 months ended 30 September 2012 and the 6 months ended 30 September 2011 have not been subject to audit or review by the Group's auditors.

Basis of preparation

The financial statements of the Group are prepared in accordance with IFRS. The condensed financial statements included in this half year report have been prepared in accordance with IAS 34 'Interim Financial Reporting'.

Going concern

At 30 September 2012 the Group had cash and cash equivalents of £81.0m (September 2011: £97.1m, March 2012: £102.7m).

The directors have reviewed the future cash and profit forecasts of the Group's joint venture investments and other businesses, which they consider to be based on prudent assumptions. The directors are of the opinion that the forecasts, which reflect both the current uncertain economic outlook and reasonably possible changes in trading performance, show that these businesses and the Group should be able to operate within their facilities and comply with their banking covenants. In arriving at this conclusion the directors were mindful that the Group has significant cash and cash equivalents.

Accordingly the directors have a reasonable expectation that the Group has adequate resources to continue in operation for the foreseeable future and consequently the directors continue to adopt the going concern basis in the preparation of the financial statements.

Accounting policies

These interim condensed financial statements have been prepared using accounting policies and methods of computation consistent with those set out on pages 55 to 60 of the Annual Report, along with the definitions that are set out on page 85 of the same document.

Exhibit 99.1

2 Segmental reporting

Segmental results are analysed as follows:

6 months ended 30 September 2012	Best Buy Europe (see note 6)	Virgin Mobile France (see note 6)	Wholly-owned operations	Total
	£m	£m	£m	£m
Revenue	—	—	5.4	5.4
Headline EBIT before share of results of joint ventures	—	—	2.1	2.1
Share of Headline results of joint ventures (post-tax)	3.0	2.3	—	5.3
Headline EBIT	3.0	2.3	2.1	7.4
Share of amortisation of joint venture acquisition intangibles (post-tax)	—	(0.3)	—	(0.3)
Statutory EBIT (segment results)	3.0	2.0	2.1	7.1

Assets	517.2	13.8	150.2	681.2
Liabilities	—	—	(20.8)	(20.8)
Net assets	517.2	13.8	129.4	660.4

6 months ended 30 September 2011 (restated)	Best Buy Europe (see note 6)	Virgin Mobile France (see note 6)	Wholly-owned operations	Total
	£m	£m	£m	£m
Revenue	—	—	2.8	2.8
Headline EBIT before share of results of joint ventures	—	—	(0.2)	(0.2)
Share of Headline results of joint ventures (post-tax)	3.5	2.0	—	5.5
Headline EBIT	3.5	2.0	(0.2)	5.3
Share of operating results of discontinued businesses within joint ventures (post-tax)	(0.4)	—	—	(0.4)
Share of amortisation of joint venture acquisition intangibles (post-tax)	—	(0.9)	—	(0.9)
Statutory EBIT (segment results)	3.1	1.1	(0.2)	4.0

Assets	568.3	13.8	172.0	754.1
Liabilities	—	—	(26.8)	(26.8)
Net assets	568.3	13.8	145.2	727.3

Year ended 31 March 2012
	Best Buy Europe (see note 6)	Virgin Mobile France (see note 6)	Wholly-owned operations	Total
	£m	£m	£m	£m
Revenue	—	—	6.4	6.4
Headline EBIT before share of results of joint ventures	—	—	1.0	1.0
Share of Headline results of joint ventures (post-tax)	48.3	6.1	—	54.4
Headline EBIT	48.3	6.1	1.0	55.4
Exceptional items	—	—	(20.6)	(20.6)
Share of operating results of discontinued businesses within joint ventures (post-tax)	(9.8)	—	—	(9.8)
Share of joint venture exceptional items (post-tax)	(77.4)	—	—	(77.4)
Share of amortisation of joint venture acquisition intangibles (post-tax)	—	(1.3)	—	(1.3)
Statutory EBIT (segment results)	(38.9)	4.8	(19.6)	(53.7)

Assets	521	14.5	191.5	727
Liabilities	—	—	(19)	(19)
Net assets	521	14.5	172.5	708

Exhibit 99.1

3 Equity dividends

The following dividends and distributions were paid during the period:

	6 months ended 30 September	6 months ended 30 September	Year ended 31 March
	2012	2011	2012
	£m	£m	£m
Final dividend for the year ended 31 March 2011 of 5.0p per ordinary share	—	22.7	22.7
Interim dividend for the year ended 31 March 2012 of 1.75p per ordinary share	—	—	7.9
Dividend of 172p per C share through the B/C Share Scheme	—	—	223.0
Redemption of 172p per B share through the B/C Share Scheme	32.9	—	556.9
Final dividend for the year ended 31 March 2012 of 3.25p per ordinary share	15.4	—	—
	48.3	22.7	810.5

The interim dividend for the year ending 31 March 2013 is 1.75p per share at an expected cost of £8.3m.

4 Reconciliation of Headline results to statutory results

6 months ended 30 September 2012	Profit before interest, investment income and taxation	Profit before taxation	Net profit for the period
	£m	£m	£m
Headline results	7.4	8.6	7.4
Share of amortisation of joint venture acquisition intangibles (post-tax)	(0.3)	(0.3)	(0.3)
Statutory results	7.1	8.3	7.1

6 months ended 30 September 2011 (restated)	Profit before interest, investment income and taxation	Profit before taxation	Net profit for the period
	£m	£m	£m
Headline results	5.3	6.6	5.9
Share of operating results of discontinued businesses within joint ventures (post-tax)	(0.4)	(0.4)	(0.4)
Share of amortisation of joint venture acquisition intangibles (post-tax)	(0.9)	(0.9)	(0.9)
Statutory results	4.0	5.3	4.6

Year ended 31 March 2012	Profit (loss) before interest, investment income and taxation	Profit before taxation	Net profit for the year
	£m	£m	£m
Headline results	55.4	58.3	57.7
Group exceptional items	(20.6)	792.4	793.3
Share of operating results of discontinued businesses within joint ventures (post-tax)	(9.8)	(9.8)	(9.8)
Share of joint venture exceptional items (post-tax)	(77.4)	(77.4)	(77.4)
Share of amortisation of joint venture acquisition intangibles (post-tax)	(1.3)	(1.3)	(1.3)
Statutory results	(53.7)	762.2	762.5

Exhibit 99.1

Headline results are shown before exceptional items, the results of businesses which have been discontinued by the Group's joint ventures, and amortisation of acquisition intangibles. Non-Headline items in the year ended 31 March 2012 predominantly relate to the disposal of Best Buy Mobile and the closure of Best Buy UK. Full details can be found in note 4 to the Annual Report. Headline information is provided because the directors consider that it provides assistance in understanding underlying performance.

5 Earnings per share

	6 months ended 30 September 2012	Restated 6 months ended 30 September 2011	Year ended 31 March 2012
Headline earnings (£m)	7.4	5.9	57.7
Statutory earnings (£m)	7.1	4.6	762.5

Weighted average number of shares (millions)
Average shares in issue	472.8	457.1	460.1
Less average holding by Group ESOT	(0.2)	(3.1)	(3.5)
For basic earnings per share	472.6	454.0	456.6
Dilutive effect of share options and other incentive schemes	6.7	27.1	21.1
For diluted earnings per share	479.3	481.1	477.7

Basic earnings per share
Headline	1.6p	1.3p	12.6p
Statutory	1.5p	1.0p	167.0p

Diluted earnings per share
Headline	1.6p	1.2p	12.1p
Statutory	1.5p	1.0p	159.6p

Dilution in prior periods relates to incentive schemes which vested in the prior year.

Dilution in the current period relates to an incentive scheme for senior Best Buy Europe employees, the Group's obligations for which are expected to be met using the Company's shares. Under the scheme, participants have the opportunity to share in earnings in excess of minimum growth targets, against the year ended 31 March 2009.

A minimum value of the pool was agreed in the year ended 31 March 2012, in recognition of the value that had already accrued in the scheme in relation to Best Buy Mobile, which was disposed of in January 2012. The dilution reflected in the current period relates to this minimum value.

The incentive scheme has a performance period to March 2015 and vests during 2015. The scheme is not yet considered to be dilutive beyond the minimum pool value, since incremental relevant earnings to date do not exceed the total return required over the performance period. However, based on relevant earnings in the three years ended 31 March 2012 and the minimum rate of return over the same period, the additional dilution that would have arisen if the scheme had vested at that date would have been 3.1m shares.

Exhibit 99.1

6 Interests in joint ventures

Interests in joint ventures are as follows:

Business	Principal activities	30 September 2012	30 September 2011	31 March 2012
Best Buy Europe	Retail, distribution, insurance, telecoms services	50%	50%	50%
Virgin Mobile France	MVNO	46.3%	47.1%	46.6%

The Group's interest in Virgin Mobile France reduced from 46.6% to 46.3% during the period, following the exercise of share options by management of Virgin Mobile France. In addition to share options, management hold warrants that give them the right to acquire new shares at a price based on the value of existing shareholder funding and an additional amount which increases with the quantity of shares being acquired. The maximum potential dilution to the Group's stake if all existing share options and warrants were exercised is approximately 5.5%, although the value of this dilution would be partially offset by cash inflows in relation to the proceeds on exercise.

a)	Group balance sheet interests

The Group's interests in joint ventures are analysed as follows:

30 September 2012	Net assets (liabilities)	Goodwill	Loans	Total
	£m	£m	£m	£m
Opening balance	408.3	102.9	24.3	535.5
Share of results	5.0	—	—	5.0
Loans repaid (net)	—	—	(2.1)	(2.1)
Share of other reserve movements	0.8	—	—	0.8
Foreign exchange	(7.2)	—	(1)	(8.2)
Closing balance	406.9	102.9	21.2	531.0

Best Buy Europe	414.3	102.9	—	517.2
Virgin Mobile France	(7.4)	—	21.2	13.8
Closing balance	406.9	102.9	21.2	531.0

30 September 2011	Net assets (liabilities)	Goodwill	Loans	Total
	£m	£m	£m	£m
Opening balance	453.6	102.9	35.7	592.2
Share of results	4.2	—	—	4.2
Loans repaid (net)	—	—	(7.4)	(7.4)
Share of other reserve movements	0.5	—	—	0.5
Foreign exchange	(6.6)	—	(0.8)	(7.4)
Closing balance	451.7	102.9	27.5	582.1

Best Buy Europe	465.4	102.9	—	568.3
Virgin Mobile France	(13.7)	—	27.5	13.8
Closing balance	451.7	102.9	27.5	582.1

Exhibit 99.1

31 March 2012	Net assets (liabilities)	Goodwill	Loans	Total
	£m	£m	£m	£m
Opening balance	453.6	102.9	35.7	592.2
Share of results	(34.1)	—	—	(34.1)
Loans repaid (net)	—	—	(9.9)	(9.9)
Share of other reserve movements	0.7	—	—	0.7
Foreign exchange	(11.9)	—	(1.5)	(13.4)
Closing balance	408.3	102.9	24.3	535.5

Best Buy Europe	418.1	102.9	—	521.0
Virgin Mobile France	(9.8)	—	24.3	14.5
Closing balance	408.3	102.9	24.3	535.5

At the start of the prior period, Best Buy Europe had a £350m receivables financing arrangement provided by a number of banks. This facility was supplemented by a revolving credit facility of £125m provided equally by the Company and Best Buy, and letters of support through which both companies were committed to providing further funding to a maximum of £50m each.

In July 2011, Best Buy Europe secured a new £400m revolving credit facility from its core bank group. This facility matures in July 2015. Following this refinancing, the receivables financing arrangement, the shareholder revolving credit facility and the letters of support were cancelled.

Loans are provided to Virgin Mobile France under a shareholder agreement; funding requirements are agreed between the shareholders on a regular basis and are provided in proportion to each party's shareholding.

b)	Analysis of profits and losses

The Group's share of the results of its joint ventures is as follows:

Best Buy Europe

	6 months ended 30 September 2012	Restated 6 months ended 30 September 2011	Year ended 31 March 2012
	£m	£m	£m
Revenue	1,660.0	1,537.6	3,313.1
Headline EBITDA *	52.5	63.2	219.6
Depreciation and amortisation	(40)	(43.2)	(84.6)
Headline EBIT	12.5	20.0	135.0
Net interest expense	(4.7)	(10)	(16.4)
Taxation on Headline results	(1.7)	(2.9)	(22)
Headline profit after taxation	6.1	7.1	96.6

Group share of Headline profit after taxation	3.0	3.5	48.3
Group share of operating results of discontinued businesses (post-tax)	—	(0.4)	(9.8)
Group share of exceptional items (post-tax)	—	—	(77.4)
Group share of profit (loss) after taxation	3.0	3.1	(38.9)

* Headline EBITDA includes the unwinding of discounts for the time value of money on network commissions receivable over the life of the customer. This unwind has a value of £4.4m in the 6 months ended 30 September 2012 (September 2011: £4.5m; March 2012: £8.7m) and is treated as interest income in the joint venture's statutory results.

Exhibit 99.1

Virgin Mobile France	6 months ended 30 September 2012	6 months ended 30 September 2011	Year ended 31 March 2012
	£m	£m	£m
Revenue *	191.7	193.0	390.2
Headline EBITDA **	11.5	9.8	25.7
Depreciation and amortisation	(3.4)	(1.8)	(4.2)
Headline EBIT	8.1	8.0	21.5
Net interest expense	(0.8)	(1.5)	(2.5)
Taxation on Headline results	(2.6)	(2.2)	(6.7)
Headline profit after taxation	4.7	4.3	12.3

Group share of Headline profit after taxation before change in share ownership	2.2	2.0	5.8
Gain on reduction of % share ownership	0.1	—	0.3
Group share of Headline profit after taxation	2.3	2.0	6.1
Group share of amortisation of acquisition intangibles (post-tax)	(0.3)	(0.9)	(1.3)
Group share of profit after taxation	2.0	1.1	4.8

* Revenue excludes contributions towards subscriber acquisition costs from network operators and customers, as the directors consider that this provides a better representation of underlying performance. These items, which had a value of £29.8m in the 6 months ended 30 September 2012 (September 2011: £29.9m; March 2012: £71.0m) are netted off against acquisition costs within EBITDA. Reported revenue on a statutory basis for the 6 months ended 30 September 2012 is £221.5m (September 2011: £222.9m; March 2012: £461.2m).

** Virgin Mobile France have commitments in place to purchase an agreed amount of wholesale capacity at preferential rates from network operators in return for a fixed fee. The fixed fee has been recognised as a non-current asset and will be amortised over the period of the commitment. The amortisation of this asset is recognised as a cost of sales within Headline EBITDA in line with other network-related expenses. The amortisation has a value of £8.1m in the period ended 30 September 2012 (September 2011: nil; March 2012: £4.2m) and is treated as amortisation in the joint venture's statutory results.

Total Group share	6 months ended 30 September 2012	Restated 6 months ended 30 September 2011	Year ended 31 March 2012
	£m	£m	£m
Headline	5.3	5.5	54.4
Statutory	5.0	4.2	(34.1)

c)	Analysis of assets and liabilities

The Group's share of the assets and liabilities of its joint ventures is as follows:

Best Buy Europe	30 September 2012	30 September 2011	31 March 2012
	£m	£m	£m
Non-current assets	682.2	618.9	662.4
Cash and overdrafts (net)	52.4	101.6	165.3
Other borrowings	(193.5)	(101.6)	(194.7)
Other assets and liabilities (net)	287.6	312.0	203.2
Net assets	828.7	930.9	836.2

Group share of net assets	414.3	465.4	418.1

Exhibit 99.1

Virgin Mobile France	30 September 2012	30 September 2011	31 March 2012
	£m	£m	£m
Non-current assets	114.8	92.6	127.4
Cash and overdrafts (net)	9.9	4.9	10.1
Loans from the Group	(21.2)	(27.5)	(24.3)
Other borrowings	(22.8)	(29.7)	(26.2)
Other assets and liabilities (net)	(96.6)	(69.3)	(107.9)
Net liabilities	(15.9)	(29)	(20.9)

Group share of net liabilities	(7.4)	(13.7)	(9.8)

Total Group share	30 September 2012	30 September 2011	31 March 2012
	£m	£m	£m
Total Group share of net assets and liabilities of joint ventures	406.9	451.7	408.3

7 Related party transactions

During the period, the Group had the following disclosable transactions and balances with its joint ventures:

	6 months ended 30 September 2012		6 months ended 30 September 2011		Year ended 31 March 2012
	Best Buy Europe	Virgin Mobile France	Best Buy Europe	Virgin Mobile France	Best Buy Europe	Virgin Mobile France
	£m	£m	£m	£m	£m	£m
Revenue for services provided	1.8	—	1.6	—	3.1	—
Net interest and other finance income	—	0.4	0.3	0.7	0.3	1.2
Loans owed to the Group	—	21.2	—	27.5	—	24.3
Other amounts owed to the Group	0.4	—	0.1	0.1	15.4	—
Other amounts owed by the Group	(0.4)	(0.1)	(0.2)	—	—	—

Revenue for services provided relates to investment property rental income.

Exhibit 99.1

8 Risks and uncertainties

The Group is subject to a number of risks and uncertainties which could have a material effect on its results. The Group's principal risks, and the factors which mitigate them, are set out in the Annual Report on pages 17, 24 and 26. These risks remain consistent in the current period, and are summarised as follows:

Best Buy Europe

•	Uncertain consumer environment

•	Dependence on key suppliers and customers

•	Threat of competition

•	Regulatory issues

•	Reliance on information technology

•	Foreign exchange fluctuations

Virgin Mobile France

•	Uncertain consumer environment

•	Dependence on key suppliers

•	Threat of competition

•	Reliance on information technology

Overall Group

•	Principal investments are not controlled and the Group is therefore reliant on alignment with joint venture partners

9 Statement of directors' responsibilities

The unaudited interim condensed financial statements for the 6 months ended 30 September 2012 have been prepared in accordance with IAS 34 'Interim Financial Reporting', as adopted by the European Union and the Disclosure and Transparency Directive Rules (“DTR”). The interim management report herein includes a fair review of the important events during the first 6 months and description of principal risks and uncertainties for the remainder of the financial period, as required by DTR 4.2.7, and a fair review of disclosure of related party transactions and changes therein, as required by DTR 4.2.8.

The directors of Carphone Warehouse Group plc are listed on page 35 of the Annual Report and on the Group's website www.cpwplc.com.

By order of the Board

Nigel Langstaff
Chief Financial Officer
13 November 2012